Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is based on the separate historical consolidated financial statements of Invitae and the unaudited consolidated financial statements of CombiMatrix after giving effect to the merger of Invitae and CombiMatrix (the “Merger”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines Invitae’s results of operations for the year ended December 31, 2017 with CombiMatrix’s results of operations for the period from January 1, 2017 to November 14, 2017.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives pro forma effect to the Merger and related events as if they were consummated on January 1, 2017, the beginning of Invitae’s 2017 fiscal year. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined entity’s consolidated results. The unaudited pro forma condensed combined statements of operations do not include the impact of any operating synergies that may result from the Merger.

The Merger was completed on November 14, 2017 and was accounted for as an acquisition by Invitae. See Note 1 entitled “Description of Transaction and Basis of Presentation” for more information. In summary, Invitae concluded that Invitae was the accounting acquirer based on its evaluation of the facts and circumstances of the acquisition. The purpose of the Merger was for Invitae to acquire the business of CombiMatrix so that Invitae could expand its products and services offerings. Invitae is the larger of the two entities and is the operating company within the combining companies. Invitae’s board members continue to hold all of the seats on the Invitae board of directors and CombiMatrix stockholders did not acquire any board appointment rights. Invitae’s senior management has continued as the senior management of the combined company.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what Invitae’s financial results of operations actually would have been had Invitae completed the Merger with CombiMatrix as of the date indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial operating results of the combined company. You should read this information together with the following:

•	the accompanying notes to the unaudited consolidated pro forma condensed combined statement of operations;

•	the separate historical audited consolidated financial statements of Invitae as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 included in Invitae’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	the separate historical unaudited consolidated financial statements of CombiMatrix as of and for the nine months ended September 30, 2017, included in CombiMatrix’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and attached as an exhibit to Invitae’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 26, 2018; and

•	the separate historical audited consolidated financial statements of CombiMatrix as of and for the year ended December 31, 2016 included in CombiMatrix’s Annual Report on Form 10-K for the year ended December 31, 2016, and attached as an exhibit to Invitae’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 26, 2018.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Invitae. Invitae believes these accounting policies are similar in most material respects to those of CombiMatrix.

INVITAE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(in thousands, except per share data)

	Invitae (Historical)	CombiMatrix (Historical)	Pro Forma Adjustments	Note No.	Pro Forma Combined
Revenue:
Test revenue	$65,169	$13,588	$—		$78,757
Other revenue	3,052	90	—		3,142

Total revenue	68,221	13,678	—		81,899
Costs and operating expenses:
Costs of revenue	50,142	5,572	727	(D)	56,441
Research and development	46,469	312	4	(D)	46,785
Selling and marketing	53,417	3,498	1,133	(D)	58,048
General and administrative	39,472	9,086	(4,191)	(A) to (E)	44,367

Total costs and operating expenses	189,500	18,468	(2,327)		205,641

Loss from operations	(121,279)	(4,790)	2,327		(123,742)
Other income (expense), net	(303)	(37)	—		(340)
Interest expense	(3,654)	(15)	—		(3,669)

Net loss before taxes	(125,236)	(4,842)	2,327		(127,751)
Income tax benefit	(1,856)	—	—		(1,856)

Net loss	$(123,380)	$(4,842)	$2,327		$(125,895)

Net loss per share, basic and diluted	$(2.65)				$(2.57)

Shares used in computing net loss per share, basic and diluted	46,511,739		2,428,585	(F)	48,940,324

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On November 14, 2017, Invitae Corporation (“Invitae”) completed its acquisition of CombiMatrix Corporation (“CombiMatrix”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 31, 2017 (“Merger Agreement”) by and among Invitae, Coronado Merger Sub, Inc., a wholly owned subsidiary of Invitae (“Merger Sub”), and CombiMatrix, pursuant to which Merger Sub merged with and into CombiMatrix, with CombiMatrix surviving as a wholly owned subsidiary of Invitae (the “Merger”). This transaction was approved by CombiMatrix’s stockholders at a special meeting of its stockholders on November 10, 2017. The CombiMatrix Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Invitae is considered to be the acquiring company for accounting purposes in this transaction.

At the closing of the Merger, Invitae issued shares of its common stock to (i) CombiMatrix’s common stockholders, at an exchange ratio of 0.8692 of a share of Invitae common stock (the “Merger Exchange Ratio”) for each share of CombiMatrix common stock outstanding immediately prior to the Merger, (ii) CombiMatrix’s Series F preferred stockholders, at the Merger Exchange Ratio for each share of CombiMatrix common stock underlying Series F preferred stock outstanding immediately prior to the Merger, (iii) holders of outstanding and unexercised in-the-money CombiMatrix stock options, which were fully accelerated to the extent of any applicable vesting period and converted into the right to receive the number of shares of Invitae common stock equal to the Merger Exchange Ratio multiplied by the number of shares of CombiMatrix common stock issuable upon exercise of such option, minus the number of shares of Invitae common stock determined by dividing the aggregate exercise price for such option by $9.491 (the “Invitae Trailing Average Share Value”), and (iv) holders of outstanding and unsettled CombiMatrix restricted stock units (“RSUs”), which were fully accelerated to the extent of any applicable vesting period and converted into the right to receive a number of shares of Invitae common stock determined by multiplying the number of shares of CombiMatrix common stock that were subject to such RSU by the Merger Exchange Ratio. No fractional shares were issued in connection with the Merger and Invitae paid cash in lieu of any such fractional shares.

In addition, at the closing of the Merger, (a) all outstanding and unexercised out-of-the money CombiMatrix stock options were cancelled and terminated without the right to receive any consideration, (b) all CombiMatrix Series D Warrants and Series F Warrants outstanding and unexercised immediately prior to the closing of the Merger were assumed by Invitae and converted into warrants to purchase the number of shares of Invitae common stock determined by multiplying the number of shares of CombiMatrix common stock subject to such warrants by the Merger Exchange Ratio, and with the exercise price adjusted by dividing the per share exercise price of the CombiMatrix common stock subject to such warrants by the Merger Exchange Ratio, and (c) certain entitlements under CombiMatrix’s executive compensation transaction bonus plan (the “Transaction Bonus Plan”) were paid in shares of Invitae common stock or RSUs to be settled in shares of Invitae common stock. All outstanding and unexercised CombiMatrix Series A, Series B, Series C, Series E, and PIPE warrants were repurchased by CombiMatrix prior to closing pursuant to that certain CombiMatrix Common Stock Purchase Warrants Repurchase Agreement dated July 11, 2016.

Basis of Presentation

The accompanying unaudited pro forma condensed combined statement of operations was prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”) and is intended to show how the Merger might have affected the historical financial statements if the Merger had been completed on January 1, 2017.

Invitae’s historical audited financial statements for the year ended December 31, 2017 and CombiMatrix’s historical unaudited financial statements from January 1, 2017 to November 14, 2017 were both prepared in accordance with U.S. GAAP and are presented in thousands of U.S. dollars. The historical CombiMatrix financial information included within the unaudited pro forma condensed combined statement of operations includes certain reclassifications that were made to conform CombiMatrix’s financial statement presentation to that of Invitae.

The unaudited pro forma condensed combined statement of operations also includes certain acquisition accounting adjustments, including items expected to have a continuing impact on the results of the combined company, such as increased amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statement of operations does not include the impact of any operating synergies that may result from the Merger or any related restructuring costs that may be contemplated.

Based on the terms of the Merger, Invitae is deemed to be the acquiring company for accounting purposes and the transaction represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations.

The transaction is accounted for using the acquisition method of accounting. Under the acquisition method of accounting, identifiable assets and liabilities of CombiMatrix, including identifiable intangible assets, are recorded based on their estimated fair values as of the date of the closing of the transaction. Goodwill is calculated as the difference between the acquisition consideration and fair values of identifiable net assets acquired. The acquisition consideration is based on the closing price of Invitae’s common stock on November 14, 2017 of $7.86 per share, the date the Merger was consummated. Total consideration transferred as of this date was $28.6 million. Total acquisition consideration was $27.9 million, which excludes post-combination expense of $711,000. The pro forma adjustments described below were developed based on the consideration paid and the fair value of the identifiable assets acquired and liabilities assumed from CombiMatrix based on valuations derived from estimated fair value assessments and assumptions used by the Company.

2.	Purchase Price

The consideration for the acquisition is as follows (in thousands):

Fair value of total acquisition consideration transferred	$28,644
Less: post-combination share-based expense attributable to outstanding and unexercised stock options and outstanding restricted stock units	(711)

Total acquisition consideration	$27,933

The fair value of the total acquisition transferred is calculated using the closing price of Invitae’s common stock on November 14, 2017. Invitae issued 2,703,389 shares of common stock in exchange for CombiMatrix’s (i) common stock, (ii) outstanding and unexercised in-the-money stock options, and (iii) outstanding restricted stock. Invitae issued warrants for the purchase of 2,077,273 shares of common stock in exchange for CombiMatrix’s Series D and Series F warrants.

The estimated fair values of outstanding in-the-money stock options and restricted stock units is approximately $26,000 and $898,000, respectively, of which $22,000 and $689,000, respectively, was recognized as expenses immediately upon the closing of the transaction. The estimated fair value of the Series D and Series F warrants exchanged for warrants for the purchase of 2,077,273 shares of Invitae common stock was approximately $7.4 million.

The fair value of the assets acquired and liabilities assumed, are summarized below (in thousands):

Cash and cash equivalents	$1,333
Accounts receivable, net	4,118
Prepaid expense and other assets	1,299
Fixed assets	437
Other assets	30
Intangible assets	16,405
Total liabilities	(4,381)

Estimated total purchase price of net assets acquired	19,241
Excess of acquisition consideration over fair value of net assets acquired	8,692

Estimated total acquisition consideration	$27,933

Invitae management determined the fair values of assets acquired and liabilities assumed at the closing of the transaction. The final determination of the purchase price allocation was based on the fair values of the assets acquired and liabilities assumed as of the transaction closing date.

3.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible and intangible assets and liabilities of CombiMatrix to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the proposed transaction as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(A)	To reflect the elimination of transaction bonus payable by Invitae in the amount of $598,000 to certain executives of CombiMatrix following the consummation of the Merger as these costs will not affect Invitae’s consolidated statements of operations in the periods following the acquisition date.

(B)	To reflect the elimination of severance payments payable by Invitae in the amount of $541,000 to certain executives of CombiMatrix following their termination after the consummation of the Merger as these costs will not affect Invitae’s consolidated statements of operations in the periods following the acquisition date.

(C)	To reflect the elimination of post-combination expense in relation to stock options and restricted stock units in the amount of $711,000 as these costs will not affect Invitae’s consolidated statements of operations in the periods following the acquisition date (see Note 2).

(D)	To reflect the amortization of intangible assets acquired:

	Amount (in thousands)	Estimated Useful Life (in years)
Favorable leases	$247	2
Trade name	$103	1
Patent licensing agreement	$496	15
Developed technology	$3,162	4
Customer relationships	$12,397	11

(E)	To reflect the elimination of transaction costs recorded in the historical statements of operations in the amount of $2,374,000 as these are directly attributable to the transaction and non-recurring (see Note 4).

(F)	To reflect the increase in the weighted average shares in connection with the issuance of Invitae common stock in the Merger, less the weighted average shares included in Invitae’s historical financial information for the year ended December 31, 2017.

4.	Non-recurring Transaction Costs

Invitae and CombiMatrix have incurred, and Invitae will continue to incur, certain non-recurring transaction expenses in connection with the proposed Merger. Non-recurring transaction expenses incurred by Invitae and CombiMatrix were $2,374,000 during the year ended December 31, 2017 and are reflected as an adjustment to reduce general and administrative expenses in the pro forma condensed combined statement of operations as they are non-recurring and directly attributable to the Merger.